EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONACTS:

James J. Groberg and Ron Kochman
Volt Information Sciences, Inc.
(212) 704-2400
voltinvest@volt.com (mail to: voltinvest@volt.com)


                    VOLT INFORMATION SCIENCES, INC. ANNOUNCES
                EXTENSION AND INCREASE OF SECURITIZATION PROGRAM


New York, NY, February 3, 2006 - Volt Information Sciences, Inc. (NYSE: VOL) announced today the closing of an expanded securitization facility.

In addition to increasing the accounts receivable securitization program from $150 million to $200 million, the Company extended the term by one additional year to April 2, 2008. Under the securitization program, certain receivables of the Company's Staffing segment are sold from time to time to Volt Funding Corp., a wholly owned special purpose subsidiary of the Company, which in turn sells interests in the receivables to Three Rivers Funding Corporation ("TRFC"), an asset backed commercial paper conduit sponsored by Mellon Financial Markets, LLC. The securitization program is not an off-balance sheet arrangement as Volt Funding Corp. is a 100% owned consolidated subsidiary of the Company, with accounts receivable only reduced to reflect the fair value of the interests actually sold to TRFC. As of January 31, 2006, the Company was utilizing $100 million of the program.

In addition to the securitization, the Company has other committed and uncommitted facilities including a $40 million secured revolving credit facility that also matures in April 2008. The Administrative Agent and Arranger for that facility is JPMorgan Chase Bank, N.A. The other banks participating in the facility are Lloyds TSB Bank PLC, Mellon Bank N.A., Wells Fargo Bank N.A., and Bank of America, N.A. As of January 31, 2006, the Company was utilizing approximately $2 million of this facility.

The Company believes that its current financial position, working capital, future cash flows from operations, credit lines and accounts receivable securitization program will be sufficient to fund its presently contemplated operations and to satisfy its obligations through, at least, the next twelve months.

Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial, and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

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This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. A copy of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and certain other SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.

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